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                                                                      EXHIBIT 11


                  FOXMEYER HEALTH CORPORATION AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                     (In Thousands, Except Per Share Data)

                                                              For the Three Months            For the Six Months
                                                               Ended September 30,            Ended September 30,
                                                           ---------------------------   ----------------------------
                                                                1994         1993              1994         1993
                                                           ---------------------------   ----------------------------
Primary
- -------
   Earnings
    Income from operations                                     $  6,670    $    146          $  11,898     $  5,403
     Deduct dividends on preferred shares                         4,794       1,265              9,495        2,530
                                                           ---------------------------   ----------------------------

    Net income (loss) applicable to common
      stockholders                                             $  1,876    $ (1,119)         $   2,403     $  2,873
                                                           ===========================   ============================

  Shares
    Weighted average number of common shares
      outstanding                                                12,950      19,702             12,973       19,700
                                                           ===========================   ============================

    Net income (loss)                                          $  .1449    $ (.0568)         $   .1852     $  .1458
                                                           ===========================   ============================

Assuming Full Dilution
- ----------------------
  Earnings
    Income from operations                                     $  6,670    $    146          $  11,898     $  5,403
    Dividends on preferred shares (conversion of
      preferred shares would be anti-dilutive)                    4,794       1,265              9,495        2,530
                                                           ---------------------------   ----------------------------
    Net income applicable to common stockholders               $  1,876    $ (1,119)         $   2,403     $  2,873
                                                           ===========================   ============================

  Shares
    Weighted average number of common shares
      outstanding                                                12,950      19,702             12,973       19,700
    Conversion of preferred stock (anti-dilutive)                     -           -                  -            -
    Assuming conversion of National Steel Corporation
       4 5/8% convertible debentures*                                 -          67                 20           67
    Additional dilutive effect of outstanding options
      (as determined by application of the treasury
      stock method)                                                   1           -                  4            -
                                                           ---------------------------   ----------------------------
    Weighted average number of common shares
      outstanding as adjusted                                    12,951      19,769             12,997       19,767
                                                           ===========================   ============================

    Net income**                                               $  .1449    $ (.0566)         $   .1849     $  .1453
                                                           ===========================   ============================


* The debentures are convertible into the common stock of FoxMeyer Health Corporation.

** This calculation is submitted in accordance with Regulation S-K Item
   601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.